EXHIBIT 10.9

                            FIRST AMENDMENT OF LEASE

         AMENDMENT made as of this19th day of December, 2000 between CAP-EAST ASSOCIATES, a Florida general partnership, as Landlord ("Landlord") and WORLD DIAGNOSTICS, INC., a Delaware corporation ("Tenant").

                              W I T N E S S E T H :

         WHEREAS, by Lease (the "Lease"), dated as of August 15, 2000, between Landlord and Tenant, Landlord leased to Tenant the premises known as Suite 208 & 209 (APremises@) in the building (the ABuilding@) known as Lakes Corporate Park, Building B, 16250 N.W. 59th Avenue, Miami, Florida 33172;

         WHEREAS, Landlord is performing Landlord=s Work (as defined in the Lease) and Landlord and Tenant desire to modify the Lease to (i) provide that Tenant shall pay its pro rata share of the Cost of Landlord=s Work (as defined in the Lease) upon the terms and conditions set forth herein and (ii) set forth the Rent Commencement Date; and

         WHEREAS, Tenant desires to have an additional option to terminate the Lease at the end of the third (3rd) Lease Year and Landlord is willing to grant Tenant such a termination option upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth below, Landlord and Tenant hereby agree as follows:

         1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Lease.

         2. As of the date of this Amendment, the Lease is hereby amended as follows:

            (1) The term ARent Commencement Date" as used in Section 2.2 of the Lease shall be deemed to be AFebruary 1, 2001".

            (2) The following Section 19.20 shall be deemed inserted in the Lease:

                  "19.20 Provided Tenant is not in default beyond any applicable grace periods, Tenant shall have the right ("Year 3 Termination Option") to cancel this Lease effective at the end of the third (3rd) Lease Year ("Year 3 Termination Date"). Tenant may only exercise the Year 3 Termination Option by a written notice ("Year 3 Termination Notice") to Landlord not less than ninety (90) days prior to the effective date of such termination. In the event that Tenant exercises the Year 3 Termination Option, this Lease shall terminate on the Year 3 Termination Date and Tenant shall pay to Landlord on or prior to the Year 3 Termination Date a termination payment ("Year 3 Termination Payment") equal to the sum of (a) the unamortized cost (calculated on a straight line basis with no interest) of the Tenant Improvement Allowance and leasing commissions paid by Landlord in connection with this Lease and (b) $28,883.01 (representing the then current Monthly Base Rent for three months). In the event the Tenant fails to pay the Year 3 Termination Payment required herein, Tenant=s exercise of the Year 3 Termination Option shall be deemed ineffective and void. On the Year 3 Termination Date, provided Tenant pays the Year 3 Termination Payment, plus any other sums then due and owing to Landlord under this Lease, to Landlord on or before the Year 3 Termination Date and surrenders the Premises to Landlord in the condition required upon expiration of this Lease, Tenant shall be released from all further obligations under this Lease accruing from and after the Year 3 Termination Date (except for any obligations which expressly survive termination or expiration of this Lease). The Year 3 Termination Option shall be in addition to any other option to terminate contained in this Lease."

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            (3) The following sentence shall be deemed inserted at the end of
Paragraph 4 in the Work Letter:

                  "Landlord and Tenant acknowledge that the Cost of Landlord's Work is estimated to be $240,910.74 and that Tenant's pro rata share of the Cost of Landlord's Work is estimated to be $90,910.74 (Cost of Landlord's Work less the Allowance). Notwithstanding anything to the contrary contained herein, Tenant shall deliver simultaneously with the execution of this amendment a check payable to Landlord in the amount of $45,455.37 representing one-half of Tenant's estimated pro rata share of the Cost of Landlord=s Work. The proceeds from said check shall be earmarked and held by Landlord in a segregated account to be used for the sole purpose of paying for Tenant's pro rata share of the Cost of Landlord's Work as provided herein. The balance of Tenant=s pro rata share of the Cost of Landlord's Work shall be due and payable within ten
                  (10) days of the date that Landlord delivers to Tenant possession of the Premises and a statement setting forth Landlord's calculation of the remaining balance (which may be greater or lesser than the estimate) of Tenant's pro rata share of the Cost of Landlord=s Work."

         3. Except as modified and amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term thereof.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the day and year first above written.

Witnesses as to Landlord:                   LANDLORD:

-----------------------------               CAP-EAST ASSOCIATES,
                                            a Florida general partnership

-----------------------------               By:  /s/ Richard A. Nar
                                                 ------------------------------
                                            Printed Name: Richard A. Nar
                                                          ---------------------
                                            Title: Agent for Cap-East Associates
                                                   ----------------------------

Witnesses as to Tenant:                     TENANT:

-----------------------------               WORLD DIAGNOSTICS, INC.
                                            a Delaware corporation

-----------------------------               By:  /s/ Ken Peters
                                                 ------------------------------
                                            Printed Name: Ken M. Peters
                                                          ---------------------
                                            Title: President and CEO
                                                   ----------------------------